Exhibit 31.1

Certifications

I, Eric L. Kelly, certify that:

1.	I have reviewed this Amendment No. 1 to the quarterly report for the period ended January 1, 2012 on Form 10-Q/A of Overland Storage, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 4, 2012

/s/ Eric L. Kelly
Eric L. Kelly,
President and Chief Executive Officer (Principal Executive Officer)